United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2013

sTec, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Litigation Updates

As previously announced, on June 23, 2013, sTec, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Digital Corporation, a Delaware corporation (“WDC”), and Lodi Ventures, Inc., a California corporation and wholly-owned subsidiary of WDC (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of WDC (the “Merger”).

On August 8, 2013, the Company filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of the shareholders of the Company, scheduled for September 12, 2013, at which shareholders of the Company will be asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Merger Agreement.

As more fully described in the Definitive Proxy Statement, seven shareholders filed purported class action lawsuits, on behalf of themselves and all similarly situated shareholders of the Company, in the Superior Court of the State of California, County of Orange, against the Company, members of its board of directors, WDC and Merger Sub challenging the proposed Merger (the “State Court Shareholder Lawsuits”). The State Court Shareholder Lawsuits generally assert claims for breach of fiduciary duty against the members of the Company’s board of directors for approving the proposed Merger at an allegedly inadequate price and for engaging in a flawed sales process. The State Court Shareholder Lawsuits also generally assert claims against WDC and Merger Sub for aiding and abetting the breaches of fiduciary duty.

On August 13, 2013, another shareholder filed a new purported class action lawsuit, Sokolowski v. Western Digital Corp. et al, Case No. 8-13cv1277, in the United States District Court for the Central District of California, against the Company, members of its board of directors, WDC and Merger Sub challenging the proposed Merger. The complaint asserts a claim against the directors of the Company for breach of fiduciary duty and a claim against WDC and Merger Sub for aiding and abetting breach of fiduciary duty. The complaint seeks class certification, to enjoin the consummation of the proposed Merger, to have a special master or trustee appointed to oversee the board of directors in connection with the sale of the Company, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper. Among other things, the complaint alleges that the directors breached their fiduciary duties because the proposed Merger does not maximize shareholder value, that the Definitive Proxy Statement fails to provide shareholders with material information and/or provides them with materially misleading information, that the proposed Merger undervalues the Company because it fails to account for the value of the pending purported shareholder derivative claims described more fully below and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and that the Merger is intended to extinguish those allegedly valuable claims. Plaintiff alleges that the Definitive Proxy Statement should have included a detailed assessment of the value of the derivative claims, and more clearly stated that, if the proposed Merger is consummated, the plaintiffs will lose standing to assert the purported derivative claims on behalf of the Company and their derivative actions will be terminated. The Company, its directors, WDC and Merger Sub deny the allegations in the lawsuit and believe they are without merit.

From January 5, 2010 through August 2, 2010, the Company received letters from counsel for four purported shareholders, including counsel for Mr. Sokolowski, the plaintiff in this new putative class action, demanding that the Company take action to remedy breaches of fiduciary duties by several of its senior officers and directors. As disclosed in the Company’s Quarterly Report on Form 10-Q for the

quarter ended June 30, 2013, the allegations in these letters were similar to the allegations in the shareholder derivative complaints filed in state and federal court, and demanded that the Company take action to recover damages from its senior officers and directors and to correct alleged deficiencies in its internal controls. The demand letters stated that if, within a reasonable time, the Company’s board of directors had not commenced the requested action, or if the board of directors refused to commence the requested action, the purported named shareholders would commence derivative actions.

In evaluating the demand letters, the independent members of the Company’s board of directors conducted a review of the issues and allegations raised by the purported shareholders. After considering a number of factors, including the legal and factual merits of the claims made in the demand letters, the independent members of the Company’s board of directors unanimously determined that it would not be in the Company’s best interests to pursue the claims alleged in the demand letters against any of the individuals mentioned therein. This determination was formally communicated to counsel for the four purported shareholders on December 17, 2010. Counsel for two of the purported shareholders responded by letter dated July 13, 2011, further demanding that the Company take action to remedy alleged breaches of fiduciary duties by several of its senior officers and directors. In evaluating the July 13, 2011 demand letter, the independent members of the Company’s board of directors conducted a further review of the issues and allegations raised by the purported shareholders. After considering a number of factors, including the legal and factual merits of the claims made in the demand letter, the independent members of the Company’s board of directors unanimously determined that it would not be necessary to retain separate independent counsel and again determined that it would not be in the Company’s best interests to pursue the claims alleged in the demand letter against any of the individuals mentioned therein. This determination was formally communicated to counsel for the two purported shareholders on December 7, 2011.

On October 25, 2012, Mr. Sokolowski filed an individual and purported derivative lawsuit in the United States District Court for the Central District of California asserting the claims that were the subject of these demands, which is described further in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

As set forth in more detail in the Definitive Proxy Statement at pages 49-56, in approving the Merger Agreement and the Merger, the Company’s board of directors was aware of and considered interests that the Company’s executive officers and directors have in the Merger that may be different from, or in addition to, the interests of the Company’s shareholders generally, including the pending shareholder derivative actions purportedly filed on the Company’s behalf against several of the Company’s senior officers and directors and that upon consummation of the Merger, the plaintiffs asserting these derivative claims may lose standing because they will no longer be shareholders of sTec. Consistent with the prior evaluation by the independent members of the Company’s board of directors of a number of factors, including the legal and factual merits of the claims, and their determination that it would not be in the Company’s best interests to pursue these claims, the board of directors did not place any material value on these claims in evaluating the Merger.

In addition, as more fully described in the Definitive Proxy Statement, the plaintiffs in the shareholder derivative lawsuit pending in Superior Court of California for Orange County filed a motion seeking to amend their complaint to include claims related to the Merger, including a claim that the Merger is intended to extinguish the derivative claims. On August 16, 2013, the court denied the motion to amend the complaint in the California state derivative action.

Proposed Litigation Settlement

While the Company and the other defendants believe that each of the lawsuits challenging the Merger is without merit, that the disclosures set forth in the Definitive Proxy Statement fully comply with applicable law, and that the Company and the other defendants have valid defenses to all claims, in an effort to minimize the cost and expense of litigation, to provide additional information to the Company’s shareholders, and to avoid the risk of any possible delay in the consummation of the Merger, on September 3, 2013, the Company and the other defendants reached an agreement in principle with the plaintiffs in the State Court Shareholder Lawsuits to settle the lawsuits subject to certain conditions.

Subject to court approval and definitive documentation, after arm’s-length negotiations, the parties have agreed in principle to resolve all claims against the Company, members of its board of directors, WDC and Merger Sub in connection with the Merger. The agreement contemplates a release and settlement by the Company’s shareholders of all claims against the Company, the members of its board of directors, WDC and Merger Sub, and their respective affiliates and agents in connection with the Merger. In exchange for these releases and settlement, the Company has agreed to supplement the Definitive Proxy Statement as described below in this Form 8-K. The parties anticipate that they will enter into a stipulation of settlement, which will be subject to customary conditions, including consummation of the Merger, certification of a class of the Company’s shareholders for settlement purposes and court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled, following notice to the Company’s shareholders, at which the Superior Court of the State of California, County of Orange will consider the fairness, reasonableness, and adequacy of the settlement.

If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging or otherwise relating to any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for dissenting shareholder rights under Chapter 13 of the California General Corporation Law). There can be no assurance that the parties will ultimately enter into a stipulation of settlement, or that the court will approve the settlement even if the parties were to enter into such stipulation. If the parties do not enter into a stipulation of settlement, the stipulation is not approved by the court, or the conditions to the proposed settlement are not satisfied, the proposed settlement may be terminated and the Company and the members of its board of directors intend to vigorously defend the lawsuits. The settlement will not affect the merger consideration to be received by the Company’s shareholders pursuant to the Merger Agreement or the timing of the special meeting of the shareholders of the Company, scheduled for September 12, 2013.

The Company, the members of its board of directors, WDC and Merger Sub have vigorously denied, and continue to vigorously deny, that they have breached any fiduciary duty, committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the State Court Shareholder Lawsuits (or other litigation related to the Merger), and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal obligations and are entering into the proposed settlement of the State Court Shareholder Lawsuits solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the Merger. Nothing in this Form 8-K or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required.

Supplement to the Definitive Proxy Statement

In connection with the agreement in principle described above, the Company has agreed to make the below listed supplemental disclosures to the Definitive Proxy Statement in this Form 8-K. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which in turn should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent that information in this Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the Definitive Proxy Statement shall be deemed updated by the information contained in this Form 8-K.

THE MERGER-Background of the Merger (Beginning on Page 23 of the Definitive Proxy Statement)

The last two sentences of the second full paragraph on page 24 of the Definitive Proxy Statement are revised to read as follows (supplemental disclosure underlined):

During this timeframe, management contacted two financial advisors about the prospect of working with the company, however, both responded that they were not in a position to advise the company at that time. One financial advisor indicated it had a conflict, the other did not provide a reason. Although sTec did not engage a financial advisor at that time, our board of directors made a determination to continue to review sTec’s strategic alternatives.

The fourth full paragraph on page 25 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined, strikethrough of deleted disclosure):

Our board of directors met telephonically on February 11, 12 and 13, 2013. During the meeting on February 13, our board of directors established a special committee of the board, initially composed of Dr. Daly, and Messrs. Colpitts and Witte, and subsequently expanded to four members on March 26, 2013. The mandate of the special committee was to conduct a review of sTec’s strategic alternatives, including a possible sale of the company, as well as the alternative of continuing as a standalone company with further reductions in our workforce and other cost reduction initiatives. Specifically, the board approved the following mandate and authority of the special committee: (1) review, investigate and evaluate strategic alternatives, including a possible sale of the company, as well as the alternative of continuing as a standalone company with likely restructuring and/or further reductions in our workforce and other cost reduction initiatives; (2) negotiate the terms and conditions of any strategic alternative identified by the special committee, to the extent deemed advisable by the special committee; (3) retain an independent financial advisor, and any other advisors that the special committee deems necessary or appropriate, to assist the special committee in the review of strategic alternatives; (4) make such reports and recommendations to the entire board at such times and in such manner as the special committee considers appropriate with respect to the matters contemplated herein; and (5) exercise any other power or authority that may be otherwise exercised by the board and that the special committee may determine is necessary or advisable to carry out and fulfill its duties and responsibilities. The board believed that it was prudent to appoint a special committee of independent directors to provide an objective analysis of all strategic alternatives available to the company. ~~The special committee was also authorized to engage advisors, including a financial advisor.~~ At that meeting, the board of directors also delegated to the non-management members of the board (Dr. Daly and Messrs. Bahri, Ball, Colpitts and Witte, or the “independent directors”), the review and evaluation of potential responses to Balch Hill and Potomac.

The following disclosure is added following the last sentence at the end of the first carry-over paragraph on page 28 of the Definitive Proxy Statement:

Upon further analysis of the non-disclosure agreements with Company E, Company F and Company H, it was determined that entry into the merger agreement caused the “don’t ask, don’t waive” provisions of such agreements to terminate. Therefore, none of the non-disclosure agreements contains a standstill provision that continues in effect after entry into the merger agreement. However, the confidentiality provisions in the non-disclosure agreements remain in effect for the terms of the respective agreements.

The last three sentences of the third full paragraph on page 31 of the Definitive Proxy Statement are revised to read as follows (supplemental disclosure underlined):

Mr. Manouch Moshayedi indicated that his lawyers were continuing to review the proposed ancillary agreements. In response to questions by the other directors about how much time Mr. Manouch Moshayedi expected his lawyers needed to complete their analysis of the rights being relinquished under the covenant not to sue, Mr. Manouch Moshayedi confirmed he was not seeking any additional rights in connection with the SEC litigation, but that his lawyers needed time to assess the rights he was being asked to relinquish. Furthermore, the initial draft of the covenant not to sue provided by WDC was extremely broad and could be read to require that Mr. Manouch Moshayedi relinquish certain of his rights as a shareholder and director unrelated to any litigation. Mr. Manouch Moshayedi stated that although his lawyers were advising him not to sign the covenant not to sue in the form initially presented by WDC, he was willing to negotiate in good faith the terms of appropriate ancillary agreements, including a covenant not to sue. Mr. Manouch Moshayedi further stated that he did not believe the analysis of his rights by his lawyers and negotiation of the covenant not to sue would prevent a transaction being announced by June 3, 2013. Our board of directors unanimously determined to move forward with WDC on their proposed terms, including endeavoring to complete diligence and negotiation of the merger agreement and ancillary agreements to be in a position to announce a transaction on June 3, 2013. The board directed that representatives of BofA Merrill Lynch communicate the board’s decision to WDC.

The fourth full paragraph on page 31 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined):

Later, on May 30, 2013, as directed by the board, representatives of BofA Merrill Lynch informed WDC that sTec would move forward to effect a transaction at a purchase price of $9.15 per share, subject to satisfactory negotiations of the merger agreement and ancillary agreements, including the covenant not to sue.

THE MERGER-Financial Advisor’s Opinion (Beginning on Page 38 of the Definitive Proxy Statement)

The first paragraph on page 41 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined, strikethrough of deleted disclosure):

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for sTec and ~~the following~~ seven publicly traded companies, listed below, that participate in the enterprise SSD sector of the computer storage industry.

~~—~~	~~Fusion-io, Inc.~~

~~—~~	~~Micron Technology, Inc.~~

~~—~~	~~OCZ Technology Group, Inc.~~

~~—~~	~~SanDisk Corporation~~

~~—~~	~~Seagate Technology plc~~

~~—~~	~~SK Hynix Inc.~~

~~—~~	~~Western Digital Corporation~~

The following disclosure is added following the first sentence of the second full paragraph on page 41 of the Definitive Proxy Statement:

The analysis indicated the following implied multiples for the selected publicly traded companies:

Company	CY 2013 EV / Revenues

Fusion-io, Inc.	2.54

Micron Technology, Inc.	1.95

OCZ Technology Group, Inc.	0.17

SanDisk Corporation	1.82

Seagate Technology plc	1.16

SK Hynix Inc.	1.90

Western Digital Corporation	0.87

Mean	1.49x

Median	1.82x

The following disclosure is added as a new paragraph following the fifth paragraph on page 41 of the Definitive Proxy Statement:

BofA Merrill Lynch also included in its presentation, for the reference of our board of directors, the following statistics (where publicly available) for each of the selected publicly traded companies: enterprise values as a multiple of calendar year 2014 estimated revenues; enterprise values as a multiple of estimated EBITDA for calendar years 2013 and 2014; price as a multiple of estimated earnings for calendar years 2013 and 2014 (P/E); estimated 5-year EPS growth rate; and P/E as a multiple of estimated growth rate (P/E/G) for calendar years 2013 and 2014.

The sixth full paragraph on page 41 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined, strikethrough of deleted disclosure):

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to ~~the following~~ seven selected transactions, listed below, involving companies that participated in the SSD sector of the storage device industry since January 1, 2009.

~~Acquiror~~	~~Target~~

~~— PMC-Sierra, Inc.~~	~~— Integrated Device Technology, Inc. (Enterprise Flash Controller Business)~~

~~— LSI Corporation~~	~~— SandForce, Inc.~~

~~— SanDisk Corporation~~	~~— Pliant Technology, Inc.~~

~~— Seagate Technology plc~~	~~— Samsung Electronics Co., Inc. (HDD Unit)~~

~~— Western Digital Corporation~~	~~— Hitachi Global Storage Technologies~~

~~— Western Digital Corporation~~	~~— SiliconSystems, Inc.~~

~~— Toshiba Corporation~~	~~— Fujitsu Limited (Hard Drive Disk Business)~~

The following disclosure is added following the first sentence of the first full paragraph on page 42 of the Definitive Proxy Statement:

The analysis indicated the following implied multiples for the selected transactions:

Acquiror	Target	TV / Revenue LTM

PMC-Sierra, Inc.	Integrated Device Technology, Inc. (Enterprise Flash Controller Business)	NA (1)

LSI Corporation	SandForce, Inc.	5.37 (2)

SanDisk Corporation	Pliant Technology, Inc.	16.35 (2)*

Seagate Technology plc	Samsung Electronics Co., Inc. (HDD Unit)	0.44

Acquiror	Target	TV / Revenue LTM

Western Digital Corporation	Hitachi Global Storage Technologies	0.71

Western Digital Corporation	SiliconSystems, Inc.	1.30

Toshiba Corporation	Fujitsu Limited (Hard Drive Disk Business)	0.11

Mean		1.59x

Median		0.71x

* Excluded from calculation of mean and median.

(1) Data not publicly available.

(2) Current calendar year statistic.

The existing second sentence of the first full paragraph on page 42 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined):

Based on such LTM revenue, the range of revenue multiples for the selected transactions was 0.11x to 16.35x (or 0.11x to 5.37x, excluding the multiple of 16.35x from the acquisition of Pliant Technology, Inc. by SanDisk Corporation) and the mean and median revenue multiples for the selected transactions were 1.59x and 0.71x, respectively (excluding from the calculation of the mean and median multiples the multiple for the acquisition of Pliant Technology, Inc. by SanDisk Corporation due to certain attributes of Pliant Technology, Inc., including the amount of its revenue and its rate of revenue growth, that rendered that acquisition less relevant for the analysis).

The following disclosure is added as a new paragraph following the second full paragraph on page 42 of the Definitive Proxy Statement:

BofA Merrill Lynch also included in its presentation, for the reference of our board of directors, the following statistics (where publicly available) for each of the selected precedent transactions: transaction value as a multiple of the target company’s estimated next twelve months, or NTM, revenue (or if applicable, such estimated revenue of the business segment being sold) and estimated NTM revenue growth rate.

The first sentence of the first full paragraph on page 43 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined):

BofA Merrill Lynch identified, to the extent publicly available, approximately 190 selected transactions for publicly traded companies in the technology industry, announced since January 1, 2009 with transaction values greater than $100 million.

The first sentence of the third full paragraph on page 44 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined):

sTec has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of approximately $4.3 million, $250,000 of which was payable in connection with its opinion and the remainder of which is contingent upon the completion of the merger, subject to certain initial and quarterly retainer fee payments, totaling, as of June 30, 2013, $200,000, which will be credited against the portion of the fee that will be paid upon completion of the merger.

THE MERGER-Certain Financial Projections (Beginning on Page 45 of the Definitive Proxy Statement)

Footnote (1) to the financial projections tables titled “Operating Projections” and “Cost-Reduction Projections” on page 46 of the Definitive Proxy Statement is revised to read as follows (supplemental disclosure underlined):

(1) Non-GAAP EBITDA calculation excludes projected Malaysia entity incentive grant income of $1.3 million for 2013 and $2 million for each of years 2014, 2015, 2016 and 2017.

The following disclosure is added as a new footnote (3) to the “Non-GAAP EBITDA” line item of the “Cost-Reduction Projections” table on page 46 of the Definitive Proxy Statement:

(3) For purposes of its Discounted Cash Flow analysis, BofA Merrill Lynch calculated the following projected free cash flows, based on sTec’s management’s Cost-Reduction Projections for the third and fourth quarters of 2013 and the full years 2014, 2015, 2016 and 2017: ($31.3 million), ($12.7 million), ($45.7 million), ($0.3 million), $9.8 million and $40.6 million, respectively. In calculating such projections of free cash flows, for each period, BofA Merrill Lynch added sTec’s management’s projections of Malaysia entity grant incentive income to sTec’s management’s projections of non-GAAP EBITDA and subtracted from that result sTec’s management’s projections of taxes (estimated by sTec’s management to take into account net operating losses), stock-based compensation, litigation expenses, special charges (for the fourth quarter of 2013 only, relating to cost-reduction steps it planned to take if it continued as a standalone company), changes in working capital, and capital expenditures.

THE MERGER-Litigation Related to the Merger (Page 61 of the Definitive Proxy Statement)

The following disclosure is added as a new paragraph after the last full paragraph on page 61 of the Definitive Proxy Statement:

As set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, during 2009, the SEC commenced a formal investigation involving trading in our securities. On July 19, 2011, we received a “Wells Notice” from the SEC stating that the staff of the SEC was considering recommending that the SEC initiate a civil injunctive action against sTec, our founder, Manouch Moshayedi, and our CEO and President, Mark Moshayedi, for violations of the antifraud and reporting provisions of the federal securities laws. On July 19, 2012, the SEC filed a civil action against Manouch Moshayedi. At the same time, the SEC also notified us that it would not bring an enforcement action against sTec or any of our executive officers other than Manouch Moshayedi. The SEC’s civil complaint, filed in the United States District Court for the Central District of California, alleges that Manouch Moshayedi violated the antifraud provisions of the federal securities laws. The complaint seeks (1) an injunction against future violations of the federal securities laws; (2) disgorgement of any ill-gotten gains as well as pre-judgment interest; (3) civil monetary penalties; and (4) a bar from serving as an officer or director of a public company. Manouch Moshayedi has informed us that he believes that the SEC’s complaint is without merit and that he intends to contest vigorously the enforcement action. On August 6, 2013, Manouch Moshayedi filed a motion for summary judgment and on August 7, 2013, the SEC filed a motion for partial summary judgment. Both motions are scheduled to be heard by the Court on September 16, 2013.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements regarding the proposed acquisition of the Company by WDC. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this Form 8-K are reasonable, it can give no assurance that its expectations will be fulfilled. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to obtain the necessary approval of the Merger by the Company’s shareholders, litigation or adverse judgments relating to the Merger and failure to satisfy various other closing conditions contained in the Merger Agreement.

Additional important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in the Company’s filings with the SEC made from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information contained in this Form 8-K is a statement of the Company’s present beliefs and expectations. The Company may change its belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement with the SEC on August 8, 2013. The Company’s shareholders are urged to read the Definitive Proxy Statement, as supplemented by the information set forth herein, because it contains important information about the Merger. A copy of the Definitive Proxy Statement and other documents filed by the Company with the SEC are available on the SEC’s website at http://www.sec.gov and copies may be obtained without charge upon request (by mail or telephone) to sTec, Inc., Attn: Corporate Secretary, 3001 Daimler Street, Santa Ana, California 92705-5812, telephone: (949) 476-1180, or from the “Investor Relations” section of the Company’s website, www.stec-inc.com.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Certain directors and executive officers of the Company have interests in the Merger that may differ from the interests of the Company’s shareholders generally. Information regarding the interests of these directors and executive officers in the Merger is included in the Definitive Proxy Statement. Additional information regarding the Company’s directors and executive officers can be found in the Company’s 2013 Annual Meeting proxy statement filed with the SEC on June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

sTec, Inc.

	By:	/s/ Robert M. Saman
Date: September 3, 2013		Robert M. Saman
Chief Legal Officer, General Counsel and Secretary